                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 ICON CMT CORP.

                  It is hereby certified that:

                                    ARTICLE I

                  The present name of the corporation (hereinafter called the "Corporation") is ICon CMT Corp. The name under which the Corporation was originally incorporated was ICon International Inc. The date of filing of its original certificate of incorporation with the Secretary of State of the State of Delaware was February 27, 1995.

                                   ARTICLE II

                  The restated certificate of incorporation of the Corporation filed with the Secretary of State of the State of Delaware on May 30, 1997 (the "Old Certificate") is hereby amended by amending Paragraphs First and Fourth of
Article V thereof, by striking out Paragraphs Fifth, Sixth and Tenth of Article V thereof, by adding new Paragraphs Fifth through Eighth and by renumbering the remaining Paragraphs Seventh, Eighth, Ninth and Eleventh of the Old Certificate as Paragraphs Ninth through Twelfth of Article V hereof, all of which is set forth in the Restated Certificate of Incorporation hereinafter provided for.

                                   ARTICLE III

                  The provisions of the certificate of incorporation of the Corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of ICon CMT Corp. without any further amendments other than the amendments herein certified and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

                                   ARTICLE IV

                  The amendments and the restatement of the certificate of incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Section 228, 242 and 245 of the General Corporation Law of the State of Delaware (the "GCL").

                                    ARTICLE V

                  The certificate of incorporation of the Corporation, as amended and restated herein, reads as follows:

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 ICON CMT CORP.

                  FIRST:  The name of the Corporation is Icon CMT Corp.

                  SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, New Castle County, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the GCL.

                  FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 51,000,000 shares, consisting of:
(a) 50,000,000 shares of a single class of common stock, par value $.001 per share (the "Common Stock"); and (b) 1,000,000 shares of a single class of preferred stock, par value $.01 per share (the "Preferred Stock"). The number of shares of Preferred Stock may be issued from time to time in one or more series. The Preferred Stock may be issued from time to time, when and as authorized by the Board of Directors, in one or more subseries as to the date of issuance, upon such terms and conditions as the Board of Directors may approve in one or more additional series. The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and, subject to the provisions hereof, to fix by resolution or resolutions the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions, of each such class or series.

                  Effective upon the filing of the certificate of incorporation, each two and three-quarters (2.75) shares of Common Stock then issued shall be automatically reclassified into one (1) share of Common Stock of the Corporation. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash in an amount equal to the same fraction of the fair market value, as determined in good faith by the Board of Directors, of one share of Common Stock after such conversion.

                  FIFTH: Except as required by law, and subject to the rights of holders of any series of Preferred Stock established pursuant to Article Fourth of this Certificate of Incorporation, a special meeting of stockholders may be called at any time by the Board of Directors, the Chairman or the President, and shall be called only by the Board of Directors or the Chairman or the President pursuant to a resolution approved by a majority of the directors of the Corporation then in office. Any such call must specify the matter or matters to be acted upon at such meeting and only such matter or matters shall be acted upon thereat. Any such meeting shall be at such time and at such place, within or without the State of Delaware, as shall be set forth in the Board of Directors' resolution calling for such meeting.

                  SIXTH:

                           (a) The number of directors of the Corporation shall
be fixed in accordance with the By-laws of the Corporation, and may be increased or decreased from time to time in such a manner as may be prescribed in the By-laws of the Corporation.

                           (b) Unless and except to the extent that the By-laws
of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                           (c) The directors of the Corporation, other than
those who may be elected by the holders of any series of Preferred Stock, voting as a separate class, shall be divided into three classes, as nearly equal in number as possible. One class of directors of the Corporation shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1998, another class shall initially be elected for a term expiring at the annual meeting of stockholders to be held in 1999 and another class shall initially be elected for a term expiring at the annual meeting of stockholders to be held in 2000. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors of the Corporation whose term expires at that meeting shall be elected, in accordance with the By-laws of the Corporation, to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

                  SEVENTH: The By-laws of the Corporation or any of them may be amended or repealed, in any respect, and new By-laws may be adopted, at any time either (i) by an affirmative vote of 66-2/3% of the stockholders entitled to vote generally for the election of directors of the Corporation or (ii) by an affirmative vote of a majority of the directors of the Corporation present at a meeting of the Board of Directors, in each case, in accordance with the terms of the By-laws. Notwithstanding the foregoing and anything contained in this Restated Certificate of Incorporation to the contrary, Section 5 ("Special Meetings") or Section 7 ("Order of Business") of Article II ("Meetings of Stockholders") of the By-laws; Section 1 ("Number and Term"), Section 4 ("Nomination of Directors, Elections") or Section 8 ("Meetings") of Article III ("Directors") of the By-laws; or Article VI ("Amendments") of the By-laws shall not be amended or repealed and no provision inconsistent with any thereof shall be adopted without the affirmative vote of the 66-2/3% of the stockholders entitled to vote generally for the election of directors of the Corporation, voting together as a single class.

                  EIGHTH:

                           (a) Notwithstanding anything contained in this
Restated Certificate of Incorporation to the contrary, Articles Fifth, Sixth and Seventh hereof shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 66-2/3% of all of the shares of the Corporation entitled to vote generally in the election of directors of the Corporation, voting together as a single class. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3% of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal or adopt any provision inconsistent with this paragraph (a) of Article Eighth.

                           (b) The Corporation reserves the right to amend,
alter, change or repeal any provision contained in this Restated Certificate of Incorporation, or any amendment thereof, in the manner now or thereafter prescribed by the laws of the State of Delaware or this Restated Certificate of Incorporation, and all rights conferred upon the stockholders of the Corporation are granted subject to this reservation.

                  NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                  TENTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit.

                  ELEVENTH: The Corporation shall, to the fullest extent permitted by the GCL, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify from and against any and all liabilities, including without limitation expenses (including attorneys' fees), judgments, fines and amounts paid in settlement of any suit, action or proceeding to which such person is made, or is threatened to be made, a party. The indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office; shall continue as to a person who has ceased to be a director, officer, employee or agent; and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  TWELFTH: The Corporation reserves the right to amend, or to repeal any provision of, this certificate of incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred hereby upon the stockholders of the Corporation are granted subject to the reservation of such right.

                  IN WITNESS WHEREOF, the undersigned has duly signed this
            certificate on                , 1997.

                                       ICON CMT CORP.

                                       By:
                                          --------------------------------------
                                          Scott A. Baxter
                                          President, Chief Executive Officer and
                                          Chairman of the Board